Exhibit 10.2
MOLYCORP, INC.
RESTRICTED STOCK AGREEMENT
WHEREAS, [GRANTEE NAME] (the “Grantee”) is an employee of Molycorp, Inc. or one of its Subsidiaries;
WHEREAS, the grant of Restricted Stock was authorized by a resolution of the Compensation Committee of the Board (the “Compensation Committee”) that was duly adopted on  __________ __, 20_____  (the “Date of Grant”), and the execution of a Restricted Stock agreement substantially in the form hereof (this “Agreement”) to evidence such grant was authorized by a resolution of the Compensation Committee that was duly adopted on  __________ __, 20_____; and
WHEREAS, pursuant to the Company’s 2010 Equity and Performance Incentive Plan (the “Plan”), and subject to the terms and conditions thereof and the terms and conditions hereinafter set forth, the Company has granted to Grantee as of the Date of Grant the right to receive  ___________________  shares of Common Stock (“Restricted Shares”).
NOW, THEREFORE, the Company and Grantee hereby agree as follows:
1. Rights of Grantee. The Restricted Shares subject to this grant shall be fully paid and nonassessable and shall be either (a) represented by certificates held in custody by the Company until all restrictions thereon have lapsed, together with a stock power or powers executed by Grantee in whose name such certificates are registered, endorsed in blank and covering such Restricted Shares, or (b) held at the Company’s transfer agent in book entry form with appropriate restrictions relating to the transfer of such Restricted Shares, and endorsed with an appropriate legend referring to the restrictions hereinafter set forth. Grantee shall have all the rights of a stockholder with respect to such shares, including the right to vote the shares; provided that such shares, and any additional shares that Grantee may become entitled to receive by virtue of a share dividend, a merger or reorganization in which the Company is the surviving corporation or any other change in the capital structure of the Company, shall be subject to the restrictions hereinafter set forth. Cash dividends paid with respect to the Restricted Shares shall be deemed reinvested in additional shares of Restricted Stock to the extent shares are available under the Plan; provided that such additional shares shall be subject to the restrictions hereinafter set forth.
2. Restrictions on Transfer of Restricted Shares. The Restricted Shares subject to this grant may not be assigned, exchanged, pledged, sold, transferred or otherwise disposed of by Grantee, except to the Company, until the Restricted Shares have become nonforfeitable in accordance with Sections 3 and 4 hereof; provided, however, that Grantee’s rights with respect to such Restricted Shares may be transferred by will or pursuant to the laws of descent and distribution. Any purported transfer in violation of the provisions of this Section 2 shall be null and void, and the purported transferee shall obtain no rights with respect to such shares.

3. Three-Year Cliff Vesting of Restricted Shares. Subject to the terms and conditions of Sections 4 and 5 hereof, the Restricted Shares covered by this Agreement shall become nonforfeitable with respect to one-hundred percent (100%) of the Restricted Shares covered by this Agreement on the third anniversary of the Date of Grant if Grantee has either (i) been in the continuous employ of the Company or any Subsidiary for three full years from the Date of Grant or (ii) terminated his or her employment with the Company or any Subsidiary during the three-year period following the Date of Grant by reason of Normal Retirement. For purposes of this Agreement, the continuous employment of Grantee with the Company or a Subsidiary shall not be deemed to have been interrupted, and Grantee shall not be deemed to have ceased to be an employee of the Company or any Subsidiary, by reason of (a) the transfer of his employment among the Company and its Subsidiaries or (b) an approved leave of absence.
4. Accelerated Vesting of Restricted Shares. Notwithstanding the provisions of Section 3 hereof, the Restricted Shares covered by this Agreement or any substitute award may become nonforfeitable earlier than the time provided in such section if any of the following circumstances apply:
(a) Death or Disability: Grantee dies or Grantee’s employment is terminated because Grantee becomes Disabled while in the employ of the Company or any Subsidiary.
(b) Change in Control:
(i)	A Change in Control of the Company occurs while Grantee is an employee of the Company or any Subsidiary and, in connection with such Change of Control, the successor corporation does not assume the obligations of the Company under this Agreement or provide Grantee with a substitute award with rights equivalent to the rights provided under this Agreement. Subject to Section 4(b)(ii), if the successor corporation assumes the obligations of the Company under this Agreement or provides Grantee with a substitute award with rights equivalent to the rights provided under this Agreement, then no such acceleration shall apply and the terms of this Agreement shall apply to the assumed or substitute award, except as may otherwise be provided in a written agreement between Grantee and the Company.

(ii)	Notwithstanding the foregoing, (1) a Change in Control occurs; (2) the successor corporation assumes the obligations of the Company under this Agreement or provides Grantee with a substitute award with rights equivalent to the rights provided under this Agreement; and (3) the Company or any Subsidiary terminates Grantee’s employment without Cause or Grantee terminates his or her employment for Good Reason within the two-year period following the Change of Control.

5. Forfeiture of Awards. Except to the extent Grantee’s right to receive the Restricted Shares covered by this Agreement have become nonforfeitable pursuant to Sections 3 or 4 hereof, Grantee’s right to receive the Restricted Shares covered by this Agreement shall be forfeited automatically and without further notice on the date that Grantee ceases to be an employee of the Company or any Subsidiary prior to the third anniversary of the Date of Grant for any reason other than Normal Retirement or as described in Section 4. In the event that Grantee shall intentionally commit an act that the Compensation Committee determines to be materially adverse to the interests of the Company or any Subsidiary, Grantee’s right to receive the Restricted Shares covered by this Agreement shall be forfeited at the time of that determination notwithstanding any other provision of this Agreement.
6. Retention of Certificates. During the period in which the restrictions on transfer and risk of forfeiture provided in Sections 2 and 5 above are in effect, the Restricted Shares covered by this grant shall be either (i) represented by certificates retained by the Company, together with the accompanying stock power signed by Grantee and endorsed in blank or (ii) held at the Company’s transfer agent in book entry form with appropriate restrictions relating to the transfer of such Restricted Shares, and endorsed with an appropriate legend referring to the restrictions set forth herein.
7. Compliance with Law. The Company shall make reasonable efforts to comply with all applicable federal and state securities laws; provided, however, that notwithstanding any other provision of this Agreement, the Company shall not be obligated to issue any of the Restricted Shares covered by this Agreement if the issuance thereof would result in violation of any such law.
8. Adjustments. The Board shall make any adjustments in the number or kind of shares of stock or other securities covered by this Agreement that the Board may determine to be equitably required to prevent any dilution or expansion of Grantee’s rights under this Agreement that otherwise would result from any (a) stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (b) merger, consolidation, spin-off, split-off, spin-out, split-up, separation, reorganization, partial or complete liquidation involving the Company or other distribution of assets, issuance of rights or warrants to purchase securities of the Company, or (c) other transaction or event having an effect similar to any of those referred to in Section 8(a) or 8(b) hereof. Furthermore, in the event that any transaction or event described or referred to in the immediately preceding sentence shall occur, the Board may provide in substitution of any or all of Grantee’s rights under this Agreement such alternative consideration as the Board may determine in good faith to be equitable under the circumstances.
9. Withholding Taxes. To the extent that the Company is required to withhold any federal, state, local or foreign taxes in connection with (a) any delivery of Restricted Shares to Grantee or (b) Grantee’s attainment of eligibility for Normal Retirement, and the amounts available to the Company for such withholding are insufficient, it shall be a condition to the receipt of such delivery or any future delivery that Grantee shall pay such taxes or make arrangements that are satisfactory to the Company for payment thereof. Grantee may elect that all or any part of such withholding requirement be satisfied by retention by the Company of a portion of the Restricted Shares delivered to Grantee. If such election is made, the shares so retained shall be credited against such withholding requirement at the Market Value Per Share on the date of such delivery. In no event, however, shall the Company accept Restricted Shares for payment of taxes in excess of the minimum amount of taxes required to be withheld.

10. Right to Terminate Employment. Nothing contained in this Agreement shall confer upon Grantee any right with respect to continuance of employment by the Company or any Subsidiary, nor limit or affect in any manner the right of the Company or any Subsidiary to terminate the employment or adjust the compensation of Grantee.
11. Relation to Other Benefits. Any economic or other benefit to Grantee under this Agreement or the Plan shall not be taken into account in determining any benefits to which Grantee may be entitled under any profit-sharing, retirement or other benefit or compensation plan maintained by the Company or any Subsidiary and shall not affect the amount of any life insurance coverage available to any beneficiary under any life insurance plan covering employees of the Company or a Subsidiary.
12. Compliance with Section 409A of the Code. To the extent applicable, it is intended that this Agreement and the Plan comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to Grantee. This Agreement and the Plan shall be administered in a manner consistent with this intent. Reference to Section 409A of the Code is to Section 409A of the Internal Revenue Code of 1986, as amended, and will also include any proposed, temporary or final regulations, or any other guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.
13. Amendments. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment shall adversely affect the rights of Grantee under this Agreement without Grantee’s consent (provided, however, that Grantee’s consent shall not be required to an amendment that is deemed necessary by the Company to ensure compliance with Section 409A of the Code or the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 or any regulations promulgated thereunder).
14. Severability. In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.
15. Relation to Plan. This Agreement is subject to the terms and conditions of the Plan. In the event of any inconsistency between the provisions of this Agreement and the Plan, the Plan shall govern. Capitalized terms used herein without definition shall have the meanings assigned to them in the Plan. The Compensation Committee acting pursuant to the Plan, as constituted from time to time, shall, except as expressly provided otherwise herein or in the plan, have the right to determine any questions which arise in connection with the grant of Restricted Shares. The interpretation and construction by the Compensation Committee of any provision of the Plan or this Agreement and any determination by the Compensation Committee pursuant to any provision of the Plan or this Agreement will be final and conclusive.

16. Successors and Assigns. Without limiting Section 2 hereof, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of Grantee, and the successors and assigns of the Company.
17. Governing Law. This Agreement is made under, and shall be construed in accordance with, the internal substantive laws of the State of Delaware without giving effect to the principles of conflict of laws thereof.
18. Definitions. As used in this Agreement,
(a) “Cause” shall have the meaning ascribed to it in any employment agreement between Grantee and the Company or any of its Subsidiaries; provided that if Grantee does not have an employment agreement with the Company or any of its Subsidiaries that includes a definition of “Cause,” then a termination for “Cause” shall mean the termination by the Company or any Subsidiary of Grantee’s employment with the Company or any Subsidiary as a result of (i) the commission by Grantee of a felony or a fraud, (ii) gross negligence or gross misconduct by Grantee with respect to the Company or any Subsidiary or affiliate of the Company, (iii) Grantee’s failure to follow the directions of the Board or Chief Executive Officer of the Company, which failure is not cured within three days after written notice thereof to Grantee, (iv) Grantee’s violation of any non-competition, non-solicitation or non-disclosure agreement with the Company or any Subsidiary, (v) Grantee’s breach of a material employment policy of the Company, which breach is not cured within three days after written notice thereof to Grantee, or (vi) any other breach by Grantee of any agreement with the Company or any Subsidiary that is material and is not cured within thirty days after written notice thereof to Grantee.
(b) “Change of Control” means the occurrence of any of the following events:
(i)	the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of voting securities of the Company where such acquisition causes such Person to own more than 50% of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not be deemed to result in a Change of Control: (A) any acquisition directly from the Company that is approved by the Incumbent Board (as defined in subsection (ii) below), (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by any corporation pursuant to a transaction that complies with clauses (A), (B) and (C) of subsection (iii) below; provided, further, that if any Person’s beneficial ownership of the Outstanding Company Voting Securities exceeds 50% as a result of a transaction described in clause (A) or (B) above, and such Person subsequently acquires beneficial ownership of additional voting securities of the Company, such subsequent acquisition shall be treated as an acquisition that causes such Person to own more than 50% of the Outstanding Company Voting Securities; and provided, further, that if at least a majority of the members of the Incumbent Board determines in good faith that a Person has acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of the Outstanding Company Voting Securities inadvertently, and such Person divests as promptly as practicable a sufficient number of shares so that such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) less than or equal to 50% of the Outstanding Company Voting Securities, then no Change of Control shall have occurred as a result of such Person’s acquisition;
(ii)	individuals who, as of September 30, 2010, constitute the Board (the “Incumbent Board” as modified by this subsection (ii)) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to September 30, 2010 whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (either by specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(iii)	the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation or other transaction (“Business Combination”) excluding, however, such a Business Combination pursuant to which (A) the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries), (B) no Person (excluding any employee benefit plan (or related trust) of the Company, the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, more than 50% of the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of the entity resulting from such Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or
(iv)	approval by the stockholders of the Company of a complete liquidation or dissolution of the Company except pursuant to a Business Combination that complies with clauses (A), (B) and (C) of subsection (iii) above.
(c) “Disabled” means, as a result of injury or sickness, Grantee is unable for period of 180 days to perform with reasonable continuity the essential duties necessary to pursue Grantee’s occupation in the usual or customary way.
(d) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.
(e) “Good Reason” means Grantee’s termination of his or her employment as a result of (i) any material diminution in Grantee’s authority, duties or responsibilities or (ii) a relocation of Grantee’s principal office to a location that is in excess of fifty (50) miles from its location as of the Date of Grant. Notwithstanding the foregoing, no termination of employment by Grantee shall constitute a termination for “Good Reason” unless (A) Grantee gives the Company or any Subsidiary employing Grantee notice of the existence of an event described in clause (i) or (ii) above within sixty (60) days following the occurrence thereof, (B) the Company or any Subsidiary employing Grantee does not remedy such event within thirty (30) days of receiving the notice described in the preceding clause (A), and (C) Grantee terminates employment within five (5) days of the end of the cure period specified in clause (B), above.
(f) “Normal Retirement” means, unless the Board determines otherwise, termination of employment (other than by death or disability and other than in the event of termination for Cause) by Grantee after attaining age 65 and completing 5 or more years of combined service with the Company and its affiliates.
[SIGNATURES ON FOLLOWING PAGE]

Executed in the name and on behalf of the Company, as of the  _____  day of  _____, 20___.

MOLYCORP, INC.
By:
Name:
Title:

The undersigned Grantee hereby acknowledges receipt of an executed original of this Agreement and accepts the right to receive the Restricted Shares or other securities covered hereby, subject to the terms and conditions of the Plan and the terms and conditions herein above set forth.

Grantee

Date:

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